Exhibit 10.33

RESTRICTED STOCK AWARD AGREEMENT

To:    [Employee or Director]

MetaSolv, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation) (the “Company”), is pleased to grant you an award (the “Restricted Stock Award”) consisting of an aggregate of                                          shares (the “Restricted Stock”) of the Company’s authorized Common Stock, par value $.005 (“Stock”) subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”) and the Long Term Incentive Plan (the “Plan”). The Restricted Stock Award is governed by the terms of this Agreement and, where appropriate, the Plan. Any terms not defined herein shall have the meaning set forth in the Plan.

This Agreement sets forth the terms of the agreement between you and the Company with respect to the Restricted Stock. By accepting this Agreement, you agree to be bound by all of the terms hereof.

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

(c) “Change in Control” means the occurrence of any of the following events:

(i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) the occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of 6(e) of Schedule 14A of Regulation 14A of the Commission under the Exchange Act;

(iii) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

(iv) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through the purchase of assets, or by merger, or otherwise.

(d) “Commission” means the Securities and Exchange Commission.

(e) “Committee” means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee shall be exercised by the Board.

(f) “Date of Grant” means the date set forth on the cover page attached hereto.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(h) “Fair Market Value” means, notwithstanding the terms of the Plan, the closing price of the Stock on the Nasdaq National Market on the date in question or, if the Stock is not traded on the Nasdaq National Market, the value determined in good faith by the Committee.

(i) “Potential Change in Control” means the happening of any of the following:

(i) the entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

(ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan) of securities of the Company representing 5 percent or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

(j) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2. Escrow of Restricted Stock. The Company shall issue in your name a certificate or certificates representing the Restricted Stock which certificate or certificates will be retained by the Company, or its transfer agent, until the restrictions on such Restricted Stock expire as described in Sections 5, 6 or 7 of this Agreement. You hereby agree that the Company, or its transfer agent, shall hold the certificate or certificates representing the Restricted Stock pursuant to the terms of this Agreement until such time as such certificate or certificates are either delivered to you or canceled pursuant to this Agreement.

3. Ownership of Restricted Stock. From and after the time that a certificate or certificates representing the Restricted Stock has been issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Stock, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement. Dividends paid in stock of the Company or stock received in connection with a Stock split with respect to the Restricted Stock shall be subject to the same restrictions as on such Restricted Stock.

4. Restrictions; Forfeiture. The Restricted Stock is restricted in that it may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until its restrictions are removed or expire as described in Sections 5, 6 or 7 of this Agreement. The Restricted Stock is also restricted in the sense that it may be forfeited to the Company.

5. Expiration of Restrictions and Risk of Forfeiture. The restrictions and risk of forfeiture for the Restricted Stock will expire as of the vesting dates set forth on the cover page attached hereto provided that the restrictions and risk of forfeiture has not previously expired pursuant to Sections 6 or 7 of this Agreement.

6. Death. Upon your death, the restriction period of the Restricted Stock shall immediately be accelerated and the restrictions shall expire. Certificates representing the Restricted Stock shall be delivered to your estate’s representative or your beneficiary if specified by you in written and notarized form prior to your death.

7. Change in Control or Potential Change in Control of the Company. In the event of a Change in Control, unless otherwise determined by the Committee in writing after the Date of Grant, but prior to the occurrence of such Change in Control, or, if and to the extent so determined by the Committee in writing after the Date of Grant (subject to any right of approval expressly reserved by the Committee at the time of such determination) in the event of a Potential Change in Control the risk of forfeiture and the restrictions with respect to the Restricted Stock shall lapse and such shares shall be deemed fully vested.

8. Recapitalization, Etc. In the event there is any change in the outstanding Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, there shall be substituted for or added to each share of Stock theretofore appropriated or thereafter subject, or which may become subject, to this Restricted Stock Award, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Adjustment under the preceding provisions of this Section 8 will occur automatically upon any such change in the outstanding Stock of the Company. No fractional interest will be issued under the Plan on account of any such adjustment.

9. Delivery of Certificates of Stock. Promptly following the expiration of the restrictions on the Restricted Stock as contemplated in Sections 5, 6 and 7 of this Agreement, the transfer agent shall cause to be delivered to you or your designee a certificate representing the number of shares of Restricted Stock as to which the risk of forfeiture and restrictions have lapsed, free of any restrictive legend relating to the risk of forfeiture and lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested. The value of the shares of Restricted Stock shall not bear any interest owing to the passage of time.

All certificates for shares of Restricted Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10. Conditions to Delivery of Stock and Registration. Nothing herein shall require the Company to issue or the transfer agent to deliver any shares with respect to the Restricted Stock Award if (a) that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect; or (b) the withholding obligation as provided in Section 13 of this Agreement has not been satisfied.

From time to time, the Board and appropriate officers of the Company shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

11. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

12. Remedies. The parties to this Agreement agree that each shall bear its own share of expenses and fees, including, but not limited to, attorneys’ expenses and fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

13. Payment of Taxes. The Company may from time to time, in its discretion, require you to pay to the Company the amount that the Company deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes that you incur as a result of the Restricted Stock Award. The delivery of shares of Stock pursuant to this Restricted Stock Award is conditioned upon your satisfaction of any withholding obligation described in this Section 13. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Restricted Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value at the time as of which such determination is made; (b) deliver to the Company sufficient shares of Stock to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a Stock withholding feature, you must make the election at the time and in the manner that the Company prescribes. The Company may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Company subsequently determines that the aggregate Fair Market Value of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.

14. No Liability for Good Faith Determinations. The members of the Board and the Committee shall not be liable for any act, omission, interpretation or determination taken or made in good faith with respect to this Agreement or the Restricted Stock granted hereunder and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

15. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

16. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

17. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

Company:	MetaSolv, Inc.
5556 Tennyson Parkway
Plano, Texas
Attention: General Counsel

Holder:	At your current address as shown in the Company’s records.

18. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

19. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

20. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

21. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

22. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

23. Amendment. This Agreement may be amended by the Committee; provided, however, that no amendment may decrease your rights inherent in this Restricted Stock Award prior to such amendment without your express written consent. Notwithstanding the provisions of this Section 30, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.

24. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant.

METASOLV, INC.

By:
Its:

ACKNOWLEDGED AND AGREED:

By:
Name:
(please print)